UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (date of earliest event reported): February 6, 2023 (January 31, 2023)

Molekule Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-41096	45-3213164
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10455 Riverside Dr. Palm Beach Gardens, FL	33410
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (833) 652-5326

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	MKUL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Molekule Group, Inc. (the “Company”) has agreed with Mr. Jonathan Harris, its chief commercial officer, that Mr. Harris’s last day of employment with the Company was effective as of January 31, 2023. In connection with his departure from the Company, Mr. Harris has entered into a separation agreement with the Company which provides that (1) Mr. Harris will receive a lump sum payment of six months of base salary ($175,000), (2) Mr. Harris will retain his 106,710 vested RSUs, which will settle in accordance with their terms within 30 days following July 12, 2023, and will forfeit his unvested RSUs and (3) Mr. Harris will receive medical and dental benefits for a specified period of time.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 6, 2023

MOLEKULE GROUP, INC.

By:	/s/ Jason DiBona
Name: Jason DiBona
Title: Chief Executive Officer